UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.

Filed by the Registrant[x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[X] Definitive Additional Materials
[  ]  Soliciting Material Pursuant to § 240.14a-11(c) or
       § 240.14a-12
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AMERICAN BEACON FUNDS
(Name of Registrant as Specified in Charter)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Shareholder Name
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Reference Number:
ACTION REQUESTED
RE:  American Beacon Funds 2015 Shareholder Meeting

Dear Shareholder:

Recently, you received proxy materials regarding a very important matter that requires your attention related to your American Beacon Fund investments. Your voice is important in this proxy vote process and the scheduled shareholder meeting on March 17th is quickly approaching. If we do not obtain enough votes to conduct the meeting, we will have to adjourn and continue to request shareholder participation to reach required quorum.

To cast your vote at your earliest convenience and eliminate additional communications on this matter, please call 1-855-648-2883 (toll-free) between 9:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday. During this brief call, you will be speaking with a representative of Boston Financial Data Services, the firm assisting American Beacon in the effort of gathering votes.

At the time of the call, you will be asked for the reference number above in order to locate your voting record for the funds that you own. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by return mail.

The American Beacon Funds Board of Trustees has carefully evaluated the proposals and believes the approval of each proposal is in the best interest of shareholders.

We appreciate your voting. Thank you for investing with American Beacon Funds.

Sincerely,

 Gene L. Needles, Jr.
President and Chief Executive Officer
American Beacon Funds

IMMEDIATE ACTION NEEDED!
American Beacon Funds
    URGENT PROXY VOTING REQUEST
Dear Shareholder:
We have done multiple mailings to you of the proxy materials regarding the Special Meeting of Shareholders for the American Beacon Funds to be held on March 17, 2015.   These materials describe the proposals and ask for your vote on these important issues.
Our records indicate that we have not received your vote! We encourage you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting.

Voting is quick and easy. Please vote now using one of these methods	1.Call 1-855-648-2883 to Speak with a Live Agent and Vote

For you convenience, you may call our toll free number Monday through Friday (9 A.M. to 6 P.M. EST) to speak with a live agent who can assist in registering your vote.

2.Vote By Internet

Please visit the website noted on the enclosed proxy voting card and follow the online instructions.

3.Vote by Mail

Please mail your signed proxy voting card(s) in the postage-paid envelope.

4.Vote by Touch-Tone Phone

Please call the toll-free number printed on the enclosed proxy voting card and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

PLEASE VOTE YOUR PROXY NOW

The Board of Trustees recommends that you vote “FOR” all of the proposals.

If you have already voted, thank you for your response.  If you have any further questions, please contact our Proxy Solicitor, Boston Financial Data Services, toll free at 1-855-648-2883.  In addition, all proxy materials are conveniently available online at the website noted on the enclosed proxy voting card.  We appreciate your immediate attention. Thank you.